/C O R R E C T I O N -- eHealth, Inc./

eHealth, Inc. (NASDAQ: EHTH), the nation's leading private online health insurance exchange, is correcting misstatements regarding non-GAAP net income and non-GAAP net income per diluted share for the fourth quarter of 2018, and guidance for non-GAAP net income per diluted share for the full year ending December 31, 2019 in its earnings press release for the quarter and year ended December 31, 2018 that was issued on February 21, 2019. The misstatements did not impact eHealth's GAAP financial statements. The non-GAAP net income and non-GAAP net income per diluted share for the fourth quarter of 2018 in the section titled "Non-GAAP Fourth Quarter of 2018 Results" and the guidance for non-GAAP net income per diluted share for the full year ending December 31, 2019 in the section titled "2019 Guidance" of the February 21, 2019 press release are corrected as set forth below: --Non-GAAP net income per diluted share for the fourth quarter of 2018 was $35.7 million, or $1.72 non-GAAP net income per diluted share. --Non-GAAP net income per diluted share for the full year ending December 31, 2019 is expected to be in the range of $1.11 to $1.25 per share. The corrected release reads:

eHealth, Inc. Announces Fourth Quarter and Fiscal 2018 Results

Fourth quarter 2018 Overview

•	Revenue for the fourth quarter of 2018 was $134.9 million, an increase of 62% compared to $83.1 million for the fourth quarter of 2017.

•	Net income for the fourth quarter of 2018 was $26.1 million compared to $28.0 million for the fourth quarter of 2017.

•	Adjusted EBITDA for the fourth quarter of 2018 was $51.9 million, an increase of 107% compared to $25.1 million for the fourth quarter of 2017.

•	Net cash used in operations for the fourth quarter of 2018 was $8.7 million compared to $10.1 million net cash used in operations for the fourth quarter of 2017.

SANTA CLARA, California — February 21, 2019 — eHealth, Inc. (NASDAQ: EHTH), a leading private online health insurance exchange, announced today its financial results for the fourth quarter and fiscal year ended December 31, 2018.

Scott Flanders, chief executive officer of eHealth stated, “2018 was a defining year for eHealth in validating our vision and growth strategy for the Medicare market. We delivered the strongest Medicare Annual Enrollment Period in the company’s history, achieved a number of important executional milestones and reported financial results which significantly exceeded our expectations. I am proud of these accomplishments.”

GAAP — Fourth Quarter of 2018 Results

Revenue — Revenue for the fourth quarter of 2018 totaled $134.9 million, a 62% increase compared to $83.1 million for the fourth quarter of 2017. Commission revenue for the fourth quarter of 2018 totaled $122.2 million, a 61% increase compared to $76.1 million for the fourth quarter of 2017. Other revenue for the fourth quarter of 2018 was $12.7 million, a 79% increase compared to $7.1 million for the fourth quarter of 2017.

Revenue from our Medicare segment was $121.6 million for the fourth quarter of 2018, a 74% increase compared to $69.9 million for the fourth quarter of 2017. Revenue from our Individual, Family and Small Business segment was $13.3 million for the fourth quarter of 2018, a 1% increase compared to $13.2 million for the fourth quarter of 2017.

Income from Operations — Income from operations for the fourth quarter of 2018 was $41.6 million compared to income from operations of $20.8 million for the fourth quarter of 2017. Operating margin was 31% for the fourth quarter of 2018 compared to 25% for the fourth quarter of 2017.

Pre-tax Income — Pre-tax income for the fourth quarter of 2018 was $41.6 million compared to pre-tax income of $21.1 million for the fourth quarter of 2017.

Provision (Benefit) for Income Taxes — Provision for income taxes for the fourth quarter of 2018 was $15.6 million compared to benefit for income taxes of $6.9 million for the fourth quarter of 2017.

Net Income — Net income for the fourth quarter of 2018 was $26.1 million, or $1.25 net income per diluted share, compared to net income of $28.0 million, or $1.47 net income per diluted share, for the fourth quarter of 2017. Net income for the fourth quarter of 2018 includes a non-cash charge of $6 million related to an increase in fair value of the earnout liability assumed in connection with eHealth’s acquisition of GoMedigap. The increase is driven primarily by eHealth’s share price appreciation since the transaction closed in January of 2018. The share price appreciation has increased the value of the equity-based portion of the earnout consideration owed to the former holders of GoMedigap equity interests.

Segment Profit — Profit from our Medicare segment was $58.7 million for the fourth quarter of 2018, a 90% improvement compared to profit of $30.9 million for the fourth quarter of 2017. Profit from our Individual, Family and Small Business segment was $3.5 million for the fourth quarter of 2018, a 208% increase compared to $1.1 million for the fourth quarter of 2017.

Non-GAAP — Fourth Quarter of 2018 Results

Non-GAAP Operating Income & Non-GAAP Net Income — Non-GAAP operating income for the fourth quarter of 2018 was $51.3 million compared to non-GAAP operating income of $24.4 million for the fourth quarter of 2017. Non-GAAP operating margin for the fourth quarter of 2018 was 38% compared to 29% for the fourth quarter of 2017. Non-GAAP net income for the fourth quarter of 2018 was $35.7 million, or $1.72 non-GAAP net income per diluted share, compared to non-GAAP net income of $30.2 million, or $1.57 non-GAAP net income per diluted share, for the fourth quarter of 2017.

Non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share for the fourth quarter of 2018 exclude $3.1 million of stock-based compensation expense, a $6.0 million charge related to an increase in the fair value of our earnout liability, and $0.5 million of amortization of intangible assets. Non-GAAP operating net income, non-GAAP net income and non-GAAP net income per diluted share for the fourth quarter of 2017 exclude $2.7 million of stock-based compensation expense, $0.6 million of acquisition costs related to our acquisition of GoMedigap, and $0.3 million of amortization of intangible assets.

Adjusted EBITDA — Adjusted EBITDA for the fourth quarter of 2018 was $51.9 million compared to $25.1 million for the fourth quarter of 2017. Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, acquisition costs related to our acquisition of GoMedigap, restructuring charge, amortization of intangible assets, change in fair value of earnout liability, other income (expense), net, and provision (benefit) for income taxes to GAAP net income.

Membership, Submitted Applications & Approved Members

Membership — Total estimated membership as of December 31, 2018 was 952,926 members, a 2% increase compared to 936,900 members we reported as of December 31, 2017. Estimated Medicare membership as of December 31, 2018 was 486,690, a 26% increase compared to 384,854 we reported as of December 31, 2017. Estimated individual and family plan membership as of December 31, 2018 was 151,904 members, a 32% decrease compared to 224,396 we reported as of December 31, 2017.

Submitted Applications — Submitted applications for all Medicare products, which includes Medicare Advantage, Medicare Supplement and Prescription Drug Plans were 162,216 applications in the fourth quarter of 2018, a 64% increase compared to 98,826 applications in the fourth quarter of 2017. Submitted applications for individual and family plan products decreased 45% in the fourth quarter of 2018 to 19,120 applications compared to 34,865 applications in the fourth quarter of 2017.

Approved Members — Approved members for all Medicare products, which includes Medicare Advantage, Medicare Supplement and Prescription Drug Plans were 145,689 members in the fourth quarter of 2018, a 63% increase compared to 89,247 members in the fourth quarter of 2017. Approved members for individual and family plan products decreased 41% in the fourth quarter of 2018 to 14,452 members compared to 24,384 members in the year ended December 31, 2017.

Cash — Fourth Quarter of 2018

Cash Flows — Net cash used in operating activities was $8.7 million for the fourth quarter of 2018 compared to net cash used in operating activities of $10.1 million for the fourth quarter of 2017.

GAAP — Full Year Results

Revenue — Revenue for the year ended December 31, 2018 totaled $251.4 million, a 32% increase compared to $190.7 million for the year ended December 31, 2017. Commission revenue for the year ended December 31, 2018 totaled $227.2 million, a 28% increase compared to $176.9 million for the year ended December 31, 2017. Other revenue for the year ended December 31, 2018 was $24.2 million, a 75% increase compared to $13.8 million for the year ended December 31, 2017.

Revenue from our Medicare segment was $210.6 million for the year ended December 31, 2018, a 48% increase compared to $142.4 million for the year ended December 31, 2017. Revenue from our Individual, Family and Small Business segment was $40.8 million for the year ended December 31, 2018, a 15% decrease compared to $48.3 million for the year ended December 31, 2017.

Income from Operations — Income from operations for the year ended December 31, 2018 was $2.6 million compared to loss from operations of $9.5 million for the year ended December 31, 2017. Operating margin was 1% for the year ended December 31, 2018 compared to (5)% for the year ended December 31, 2017.

Pre-tax Income — Pre-tax income for the year ended December 31, 2018 was $3.3 million compared to pre-tax loss of $8.3 million for the year ended December 31, 2017.

Provision for Income Taxes — Provision for income taxes for the year ended December 31, 2018 was $3.1 million compared to $33.7 million benefit from income taxes for the year ended December 31, 2017. The change in tax provision year over year is due to the introduction of federal tax reform, the impact of ASC 606, and the expiration of net operating loss carryforwards.

Net Income — Net income for the year ended December 31, 2018 was $0.2 million, or $0.01 earnings per diluted share, compared to net income of $25.4 million, or $1.33 earnings per diluted share, for the year ended December 31, 2017. Net income for the year ended December 31, 2018 includes a non-cash charge of $12.3 million related to an increase in fair value of the earnout liability assumed in connection with eHealth’s acquisition of GoMedigap. The increase is driven primarily by

eHealth’s share price appreciation since the transaction closed in January of 2018. The share price appreciation has increased the value of the equity-based portion of the earnout consideration owed to the former holders of GoMedigap equity interests.

Segment Profit — Profit from our Medicare segment was $60.8 million for the year ended December 31, 2018, a 175% improvement compared to $22.1 million profit from Medicare segment for the year ended December 31, 2017. Profit from our Individual, Family and Small Business segment was $5.8 million for the year ended December 31, 2018, a 39% decrease compared to $9.6 million for the year ended December 31, 2017.

Non-GAAP — Full Year Results

Non-GAAP Operating Income & Non-GAAP Net Income — Non-GAAP operating income for the year ended December 31, 2018 was $31.2 million compared to $1.9 million non-GAAP operating income for the year ended December 31, 2017. Non-GAAP operating margin for the year ended December 31, 2018 was 12% compared to 1% for the year ended December 31, 2017. Non-GAAP net income for the year ended December 31, 2018 was $22.6 million, or $1.11 net income per diluted share, compared to $32.2 million non-GAAP net income, or $1.69 non-GAAP net income per diluted share, for the year ended December 31, 2017.

Non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share for the year ended December 31, 2018 exclude $12.3 million of stock-based compensation expense, a $1.9 million restructuring charge, $2.0 million of amortization of intangible assets, and a $12.3 million charge from the change in the fair value of the earnout liability related to the acquisition of GoMedigap, which was completed in January 2018. Non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share for the year ended December 31, 2017 exclude $9.7 million of stock-based compensation expense, $0.6 million of acquisition costs related to our acquisition of GoMedigap, and $1.0 million of amortization of intangible assets.

Adjusted EBITDA — Adjusted EBITDA for the year ended December 31, 2018 was $33.7 million compared to $4.7 million for the year ended December 31, 2017. Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, acquisition costs related to our acquisition of GoMedigap, restructuring charge, amortization of intangible assets, change in the fair value of the earnout liability related to the acquisition of GoMedigap, other income, net and provision (benefit) for income taxes to GAAP net income.

Submitted Applications and Approved Members

Submitted Applications — Submitted applications for all Medicare products, which includes Medicare Advantage, Medicare Supplement and Prescription Drug Plans were 264,903 applications in the year ended December 31, 2018, a 39% increase compared to 190,195 applications in the year ended December 31, 2017. Submitted applications for individual and family plan products decreased 56% in the year ended December 31, 2018 to 29,698 applications compared to 67,428 applications in the year ended December 31, 2017.

Approved Members — Approved members for all Medicare products, which includes Medicare Advantage, Medicare Supplement and Prescription Drug Plans were 239,688 members in the year ended December 31, 2018, a 36% increase compared to 175,665 members in the year ended December 31, 2017. Approved members for individual and family plan products decreased 46% in the year ended December 31, 2018 to 42,650 members compared to 78,553 members in the year ended December 31, 2017.

2019 Guidance

eHealth's guidance for the full year ending December 31, 2019 is based on information available as of February 21, 2019. These expectations are forward-looking statements, and eHealth assumes no obligation to update these statements. Actual results may be materially different and are affected by the risk factors and uncertainties identified in this release and in eHealth’s annual and quarterly filings with the Securities and Exchange Commission.

The following guidance is for the full year ending December 31, 2019.

•
Total revenue is expected to be in the range of $290 million to $310 million. Revenue from the Medicare segment is expected to be in the range of $256 million to $272 million. Revenue from the Individual, Family and Small Business segment is expected to be in the range of $34 million to $38 million.

•	GAAP net income per diluted share for 2019 is expected to be in the range of $0.60 to $0.79 per share.

•	Non-GAAP net income per diluted share(a) is expected to be in the range of $1.11 to $1.25 per share.

•	GAAP net income is expected to be in the range of $16.3 million to $21.3 million.

•	Adjusted EBITDA(b) is expected to be in the range of $45 million to $50 million.

•	2019 Medicare segment profit(c) is expected to be in the range of $80 million to $84 million and Individual, Family and Small Business segment profit is expected to be breakeven to $1 million.

•	Corporate(d) shared service expenses, excluding stock-based compensation and depreciation and amortization expense, is expected to be approximately $35 million.

•	Cash used in operations is expected to be in the range of $17 million to $20 million and cash used for capital expenditures is expected to be $13 million to $14 million.

(a) Non-GAAP net income per diluted share is calculated by adding stock-based compensation expense, change in fair value of earnout liability, acquisition costs, restructuring charges, intangible asset amortization expense and the income tax effect of these adjustments to GAAP net income.

(b) Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, restructuring charges, acquisition costs, amortization of intangible assets, other income (expense), net and provision for income taxes to GAAP net income.

(c) Segment profit is calculated as revenue for the applicable segment less Marketing and Advertising, Customer Care and Enrollment, Technology and Content and General and Administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect Marketing and Advertising, Customer Care and Enrollment and Technology and Content operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, allocated to the applicable segment based on usage.

(d) Corporate consists of other indirect General and Administrative operating expenses, excluding stock-based compensation and depreciation and amortization expense, which are managed in a corporate shared services environment and, since they are not the responsibility of segment operating management, are not allocated to the reportable segments.

Webcast and Conference Call Information

A Webcast and conference call will be held today, Thursday, February 21, 2019 at 5:00 p.m. Eastern / 2:00 p.m. Pacific Time.  The Webcast will be available live on the Investor Relations section on eHealth’s website at http://ir.ehealthinsurance.com. Individuals interested in listening to the conference call may do so by dialing (877) 930-8066 for domestic callers and (253) 336-8042 for international callers. The participant passcode is 9573983. A telephone replay will be available two hours following the conclusion of the call for a period of seven days and can be accessed by dialing (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The call ID for the replay is 1988118. The live and archived webcast of the call will also be available on eHealth's website at http://www.ehealthinsurance.com under the Investor Relations section.

About eHealth, Inc.

eHealth, Inc. (NASDAQ: EHTH) operates eHealth.com, a leading private online health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online. eHealth offers thousands of individual, family and small business health plans underwritten by many of the nation's leading health insurance companies. eHealth (through its subsidiaries) is licensed to sell health insurance in all 50 states and the District of Columbia. eHealth also offers educational resources and powerful online and pharmacy-based tools to help Medicare beneficiaries navigate Medicare health insurance options, choose the right plan and enroll in select plans online through PlanPrescriber.com (www.PlanPrescriber.com), eHealthMedicare.com (www.eHealthMedicare.com) and Medicare.com (www.Medicare.com) and GoMedigap.com (www.GoMedigap.com).

For more health insurance news and information, visit the eHealth consumer blog: Get Smart - Get Covered or visit eHealth's Consumer Resource Center.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statement regarding our vision and growth strategy for the Medicare market, our estimates regarding total membership, Medicare membership, Individual and Family plan membership, ancillary and small business membership, our estimates regarding constrained lifetime values of commissions per member and constraints on lifetime value by product category, and our guidance for the full year ending December 31, 2019, including our guidance for total revenue, revenue from the Medicare segment, revenue from the Individual, Family and Small Business segment, GAAP net income, Adjusted EBITDA, profit from the Medicare segment, profit from the Individual, Family and Small Business segment, Corporate shared service expense, GAAP net income per share, Non-GAAP net income per share, cash used in operations and cash used for capital expenditures.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by the revenue recognition standard to make numerous assumptions that are based upon historical trends and management judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this section carefully as well as the disclosures about our implementation of the revenue recognition standard in our Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, as well as the recast consolidated financial statements for each of the three years in the period ended December 31, 2017 reflecting the adoption of the new revenue recognition standard in our Form 8-K filed on December 17, 2018.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include risks associated with the impact of healthcare reform; our ability to retain existing members and enroll a large number of new members during the annual healthcare reform open enrollment period and Medicare annual enrollment period; the impact of annual enrollment period for the purchase of individual and family health insurance and its timing on our recognition of revenue; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy eligible individuals through government-run health insurance exchanges; changes in laws and regulations, including in connection with healthcare reform; our ability to successfully make and integrate acquisitions; our health insurance benefits and packages’ ability to meet individual customer’s specific health insurance and price needs; the success of our sale of short-term health insurance and benefit packages; our ability to comply with CMS guidance and impact on conversion rates as a result of the federal exchange changes to enrollment; competition, including competition from government-run health insurance exchanges; seasonality of our business and the fluctuation of our operating results; our ability to retain existing members and limit member turnover; changes in consumer behaviors and their selection of individual and family health insurance products, including the selection of products for which we receive lower commissions; a reduction of product offerings among carriers and the resulting impact on our commission revenue; carriers exiting the market of selling individual and family health insurance and the resulting impact on our supply and commission revenue; our ability to execute on our growth strategy in the Medicare and small business health insurance markets; the impact of increased health insurance costs on demand; our ability to timely receive and accurately predict the amount of commission payments from health insurance carriers; timing of commission payments from health insurance carriers; medical loss ratio requirements; delays in our receipt of items required to recognize Medicare revenue; changes in member conversion rates; our ability to accurately estimate membership and lifetime value of commissions; our relationships with health insurance carriers; customer concentration and consolidation of the health insurance industry; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train and retain licensed health insurance agents and other employees; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; costs of acquiring new members; scalability of the Medicare business; lack of membership growth and retention rates; consumer satisfaction of our service; changes in competitive landscape; our ability to attract and to convert online visitors into paying members; changes in products offered on our ecommerce platform; changes and reductions in commission rates; our ability to maintain and enhance our brand identity; our ability to derive desired benefits from investments in our business, including membership growth initiatives; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; reliance on marketing partners; the impact of our direct-to-consumer email, telephone and television marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; the restrictions in our debt obligations; compliance with insurance and other laws and regulations; exposure to security risks and our ability to safeguard sensitive data; and the performance, reliability and availability of our ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to eHealth as of the date hereof, and eHealth does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Information

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statement regarding our vision and growth strategy for the Medicare market, our estimates regarding total membership, Medicare membership, Individual and Family plan membership, ancillary and small business membership, our estimates regarding constrained lifetime values of commissions per member and constraints on lifetime value by product category, and our guidance for the full year ending December 31, 2019, including our guidance for total revenue, revenue from the Medicare segment, revenue from the Individual, Family and Small Business segment, GAAP net income, Adjusted EBITDA, profit from the Medicare segment, profit from the Individual, Family and Small Business segment, Corporate shared service expense, GAAP net income per share, Non-GAAP net income per share, cash used in operations and cash used for capital expenditures.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by the revenue recognition standard to make numerous assumptions that are based upon historical trends and management judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this section carefully as well as the disclosures about our implementation of the revenue recognition standard in our Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, as well as the recast consolidated financial statements for each of the three years in the period ended December 31, 2017 reflecting the adoption of the new revenue recognition standard in our Form 8-K filed on December 17, 2018.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include risks associated with the impact of healthcare reform; our ability to retain existing members and enroll a large number of new members during the annual healthcare reform open enrollment period and Medicare annual enrollment period; the impact of annual enrollment period for the purchase of individual and family health insurance and its timing on our recognition of revenue; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy eligible individuals through government-run health insurance exchanges; changes in laws and regulations, including in connection with healthcare reform; our ability to successfully make and integrate acquisitions; our health insurance benefits and packages’ ability to meet individual customer’s specific health insurance and price needs; the success of our sale of short-term health insurance and benefit packages; our ability to comply with CMS guidance and impact on conversion rates as a result of the federal exchange changes to enrollment; competition, including competition from government-run health insurance exchanges; seasonality of our business and the fluctuation of our operating results; our ability to retain existing members and limit member turnover; changes in consumer behaviors and their selection of individual and family health insurance products, including the selection of products for which we receive lower commissions; a reduction of product offerings among carriers and the resulting impact on our commission revenue; carriers exiting the market of selling individual and family health insurance and the resulting impact on our supply and commission revenue; our ability to execute on our growth strategy in the Medicare and small business health insurance markets; the impact of increased health insurance costs on demand; our ability to timely receive and accurately predict the amount of commission payments from health insurance carriers; timing of commission payments from health insurance carriers; medical loss ratio requirements; delays in our receipt of items required to recognize Medicare revenue; changes in member conversion rates; our ability to accurately estimate membership and lifetime value of commissions; our relationships with health insurance carriers; customer concentration and consolidation of the health insurance industry; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train and retain licensed health insurance agents and other employees; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; costs of acquiring new members; scalability of the Medicare business; lack of membership growth and retention rates; consumer satisfaction of our service; changes in competitive landscape; our ability to attract and to convert online visitors into paying members; changes in products offered on our ecommerce platform; changes and reductions in commission rates; our ability to maintain and enhance our brand identity; our ability to derive desired benefits from investments in our business, including membership growth initiatives; dependence on acceptance of the Internet as a marketplace for the purchase and sale of health insurance; reliance on marketing partners; the impact of our direct-to-consumer email, telephone and television marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; the restrictions in our debt obligations; compliance with insurance and other laws and regulations; exposure to security risks and our ability to safeguard sensitive data; and the performance, reliability and availability of our ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to eHealth as of the date hereof, and eHealth does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact:
Kate Sidorovich, CFA
Vice President Investor Relations
2625 Augustine Drive, Second Floor
Santa Clara, CA, 95054
(650) 584-2700
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com

(Tables to Follow)

EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$13,089	$40,293
Accounts receivable	3,601	1,475
Commissions receivable - current	134,190	109,666
Prepaid expenses and other current assets	5,288	4,305
Total current assets	156,168	155,739
Commissions receivable - non-current	211,668	169,751
Property and equipment, net	7,684	4,705
Other assets	11,276	7,287
Intangible assets, net	12,249	7,540
Goodwill	40,233	14,096
Total assets	$439,278	$359,118
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,688	$3,246
Accrued compensation and benefits	20,763	15,498
Accrued marketing expenses	11,013	4,693
Earnout liability - current	20,730	—
Other current liabilities	2,425	2,008
Total current liabilities	60,619	25,445
Debt - non-current	5,000	—
Earnout liability - non-current	19,270	—
Deferred income taxes - non-current	47,901	45,089
Other non-current liabilities	3,339	1,920
Stockholders’ equity:
Common stock	31	30
Additional paid-in capital	298,024	281,706
Treasury stock, at cost	(199,998)	(199,998)
Retained earnings	204,965	204,724
Accumulated other comprehensive income	127	202
Total stockholders’ equity	303,149	286,664
Total liabilities and stockholders’ equity	$439,278	$359,118

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue:
Commission	$122,244	$76,056	$227,211	$176,883
Other	12,673	7,062	24,184	13,823
Total revenue	134,917	83,118	251,395	190,706
Operating costs and expenses:
Cost of revenue	755	354	1,228	582
Marketing and advertising	37,184	23,196	82,939	65,874
Customer care and enrollment	26,818	19,264	70,547	59,183
Technology and content	8,600	8,531	31,970	32,889
General and administrative	13,367	10,090	45,828	39,969
Acquisition costs	—	621	76	621
Change in fair value of earnout liability	6,000	—	12,300	—
Restructuring charge	—	—	1,865	—
Amortization of intangible assets	547	260	2,091	1,040
Total operating costs and expenses	93,271	62,316	248,844	200,158
Income (loss) from operations	41,646	20,802	2,551	(9,452)
Other income (expense), net	(21)	307	755	1,182
Income (loss) before provision (benefit) for income taxes	41,625	21,109	3,306	(8,270)
Provision (benefit) for income taxes	15,554	(6,919)	3,065	(33,696)
Net income	$26,071	$28,028	$241	$25,426

Net income per share:
Basic	$1.32	$1.50	$0.01	$1.37
Diluted	$1.25	$1.47	$0.01	$1.33

Weighted-average number of shares used in per share amounts:
Basic	19,680	18,632	19,294	18,512
Diluted	20,897	19,025	20,409	19,047

(1) Includes stock-based compensation as follows:
Marketing and advertising	$496	$314	$1,974	$1,033
Customer care and enrollment	251	151	816	418
Technology and content	560	432	1,675	1,410
General and administrative	1,757	1,849	7,824	6,833
Restructuring	—	—	251	—
Total stock-based compensation expense	$3,064	$2,746	$12,540	$9,694

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Operating activities
Net income	$26,071	$28,028	$241	$25,426
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	609	625	2,479	2,837
Amortization of internally developed software	618	409	2,201	1,464
Amortization of intangible assets	547	260	2,091	1,040
Stock-based compensation expense	3,064	2,746	12,540	9,694
Deferred income taxes	15,491	(5,004)	2,812	(30,341)
Change in fair value of earnout liability	6,000	—	12,300	—
Other non-cash items	289	(12)	675	(101)
Changes in operating assets and liabilities:
Accounts receivable	(1,462)	2,015	(2,127)	473
Commissions receivable	(80,123)	(44,224)	(50,967)	(21,640)
Prepaid expenses and other assets	8,441	1,071	232	(1,933)
Accounts payable	(99)	(314)	1,414	(1,866)
Accrued compensation and benefits	7,214	4,619	5,133	4,578
Accrued marketing expenses	7,955	1,886	6,320	(3,365)
Deferred revenue	(4,863)	(2,686)	491	(466)
Other current liabilities	1,530	453	935	(1,341)
Net cash used in operating activities	(8,718)	(10,128)	(3,230)	(15,541)
Investing activities
Capitalized internal-use software and website development costs	(1,950)	(705)	(6,294)	(3,210)
Purchases of property and equipment and other assets	(1,063)	(385)	(4,534)	(1,868)
Acquisition of business, net of cash acquired	—	—	(14,929)	—
Net cash used in investing activities	(3,013)	(1,090)	(25,757)	(5,078)
Financing activities
Net proceeds from exercise of common stock options	658	858	2,688	1,037
Cash used to net-share settle equity awards	(1,106)	(701)	(4,504)	(1,802)
Proceeds from line of credit	5,000	—	5,000	—
Debt issuance costs	(49)	—	(1,221)	—
Principal payments in connection with capital leases	(25)	(25)	(103)	(105)
Net cash provided by (used in) financing activities	4,478	132	1,860	(870)
Effect of exchange rate changes on cash and cash equivalents	(6)	2	(77)	1
Net decrease in cash and cash equivalents	(7,259)	(11,084)	(27,204)	(21,488)
Cash and cash equivalents at beginning of period	20,348	51,377	40,293	61,781
Cash and cash equivalents at end of period	$13,089	$40,293	$13,089	$40,293

EHEALTH, INC.
SEGMENT INFORMATION
(In thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31, 2018
	2018	2017	2018	2017
Revenue
Medicare (1)	$121,606	$69,877	$210,570	$142,448
Individual, Family and Small Business (2)	13,311	13,241	40,825	48,258
Total revenue	$134,917	$83,118	$251,395	$190,706

Segment profit
Medicare segment profit (3)	$58,671	$30,875	$60,844	$22,137
Individual, Family and Small Business segment profit (3)	3,512	1,141	5,803	9,573
Total segment profit	62,183	32,016	66,647	31,710
Corporate (4)	(10,317)	(6,962)	(32,996)	(26,970)
Stock-based compensation expense	(3,064)	(2,746)	(12,289)	(9,694)
Depreciation and amortization	(609)	(625)	(2,479)	(2,837)
Change in fair value of earnout liability	(6,000)		(12,300)
Restructuring charges	—	—	(1,865)	—
Acquisition costs	—	(621)	(76)	(621)
Amortization of intangible assets	(547)	(260)	(2,091)	(1,040)
Other income (expense), net	(21)	307	755	1,182
Income (loss) before provision (benefit) for income taxes	$41,625	$21,109	$3,306	$(8,270)

Note:
We evaluate our business performance and manage our operations as two distinct reporting segments:

•	Medicare and

•	Individual, Family and Small Business.

(1)
The Medicare segment consists primarily of amounts earned from our sale of Medicare-related health insurance plans, including Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans, and to a lesser extent, ancillary products sold to our Medicare-eligible customers, including but not limited to, dental, vision, life, short term disability and long term disability insurance, our advertising program that allows Medicare-related carriers to purchase advertising on a separate website developed, hosted and maintained by us and our delivery and sale to third parties of Medicare-related health insurance leads generated by our ecommerce platforms and our marketing activities.

(2)
The Individual, Family and Small Business segment consists primarily of amounts earned from our sale of individual and family and small business health insurance plans and ancillary products sold to our non-Medicare-eligible customers, including but not limited to, dental, vision, life, short term disability and long term disability insurance. To a lesser extent, the Individual, Family and Small Business segment consists of amounts earned from our online sponsorship program that allows carriers to purchase advertising space in specific markets in a sponsorship area on our website, our licensing to third parties the use of our health insurance ecommerce technology and our delivery and sale to third parties of individual and family health insurance leads generated by our ecommerce platforms and our marketing activities.

(3)
Segment profit is calculated as revenue for the applicable segment less Marketing and Advertising, Customer Care and Enrollment, Technology and Content and General and Administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense, restructuring charges, change in fair value of earnout liability, acquisition costs, and amortization of intangible assets, that are directly attributable to the applicable segment and other indirect Marketing and Advertising, Customer Care and Enrollment and Technology and Content operating expenses, excluding stock-based compensation, depreciation and amortization expense and amortization of intangible assets, allocated to the applicable segment based on usage.

(4)
Corporate consists of other indirect General and Administrative operating expenses, excluding stock-based compensation, depreciation and amortization expense, which are managed in a corporate shared services environment and, because they are not the responsibility of segment operating management, are not allocated to the reportable segments.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended December 31,
	2018		2017
	Amount	Percent of Total Revenue	Amount	Percent of Total Revenue
GAAP marketing and advertising expense	$37,184	28%	$23,196	28%
Stock-based compensation expense (1)	(496)	—%	(314)	—%
Non-GAAP marketing and advertising expense	$36,688	27%	$22,882	28%

GAAP customer care and enrollment expense	$26,818	20%	$19,264	23%
Stock-based compensation expense (1)	(251)	—%	(151)	—%
Non-GAAP customer care and enrollment expense	$26,567	20%	$19,113	23%

GAAP technology and content expense	$8,600	6%	$8,531	10%
Stock-based compensation expense (1)	(560)	—%	(432)	(1)%
Non-GAAP technology and content expense	$8,040	6%	$8,099	10%

GAAP general and administrative expense	$13,367	10%	$10,090	12%
Stock-based compensation expense (1)	(1,757)	(1)%	(1,849)	(2)%
Non-GAAP general and administrative expense	$11,610	9%	$8,241	10%

GAAP income from operations	$41,646	31%	$20,802	25%
Stock-based compensation expense (1)	3,064	2%	2,746	3%
Acquisition costs (2)	—	—%	621	1%
Amortization of intangible assets (3)	547	—%	260	—%
Change in fair value of earnout liability (4)	6,000	4%	—	—%
Non-GAAP income from operations	$51,257	38%	$24,429	29%

Explanation of adjustments

(1)	Non-GAAP income from operations and non-GAAP expenses exclude the effect of expensing stock-based compensation related to stock options and restricted stock units.
(2)	Non-GAAP income from operations excludes costs related to the acquisition of GoMedigap, which was completed in January 2018.
(3)	Non-GAAP income from operations excludes amortization of intangible assets.
(4)	Non-GAAP income from operations excludes the change in fair value of earnout liability related to the acquisition of GoMedigap, which was completed in January 2018.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Year Ended December 31,
	2018		2017
	Amount	Percent of Total Revenue	Amount	Percent of Total Revenue
GAAP marketing and advertising expense	$82,939	33%	$65,874	35%
Stock-based compensation expense (1)	(1,974)	(1)%	(1,033)	(1)%
Non-GAAP marketing and advertising expense	$80,965	32%	$64,841	34%

GAAP customer care and enrollment expense	$70,547	28%	$59,183	31%
Stock-based compensation expense (1)	(816)	—%	(418)	—%
Non-GAAP customer care and enrollment expense	$69,731	28%	$58,765	31%

GAAP technology and content expense	$31,970	13%	$32,889	17%
Stock-based compensation expense (1)	(1,675)	(1)%	(1,410)	(1)%
Non-GAAP technology and content expense	$30,295	12%	$31,479	17%

GAAP general and administrative expense	$45,828	18%	$39,969	21%
Stock-based compensation expense (1)	(7,824)	(3)%	(6,833)	(4)%
Non-GAAP general and administrative expense	$38,004	15%	$33,136	17%

GAAP income (loss) from operations	$2,551	1%	$(9,452)	(5)%
Stock-based compensation expense (1)	12,289	5%	9,694	5%
Acquisition costs (2)	76	—%	621	—%
Restructuring charge (3)	1,865	1%	—	—%
Amortization of intangible assets (4)	2,091	1%	1,040	1%
Change in fair value of earnout liability (5)	12,300	5%	—	—%
Non-GAAP income from operations	$31,172	12%	$1,903	1%

Explanation of adjustments

(1)	Non-GAAP income from operations and non-GAAP expenses exclude the effect of expensing stock-based compensation related to stock options and restricted stock units.
(2)	Non-GAAP income from operations excludes costs related to the acquisition of GoMedigap, which was completed in January 2018.
(3)	Non-GAAP income from operations excludes restructuring charge.
(4)	Non-GAAP income from operations excludes amortization of intangible assets.
(5)	Non-GAAP income from operations excludes the change in fair value of earnout liability related to the acquisition of GoMedigap, which was completed in January 2018.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts, unaudited)

	Three Months Ended December 31,
	2018	2017
GAAP net income	$26,071	$28,028
Stock-based compensation expense (1)	3,064	2,746
Acquisition costs (2)	—	621
Restructuring charge (3)	—	—
Amortization of intangible assets (4)	547	260
Change in fair value of earnout liability (5)	6,000	—
Provision (benefit) for income taxes (6)	(23)	(1,478)
Non-GAAP net income	$35,659	$30,177

GAAP net income per diluted share	$1.25	$1.47
Stock-based compensation expense (1)	0.15	0.14
Acquisition costs (2)	—	0.03
Restructuring charge (3)	—	—
Amortization of intangible assets (4)	0.03	0.01
Change in fair value of earnout liability (5)	0.29	—
Provision (benefit) for income taxes (6)	—	(0.08)
Non-GAAP net income per diluted share	$1.72	$1.57

GAAP net income	$26,071	$28,028
Stock-based compensation expense (1)	3,064	2,746
Depreciation and amortization (8)	609	625
Acquisition costs (2)	—	621
Restructuring charge (3)	—	—
Amortization of intangible assets (4)	547	260
Change in fair value of earnout liability (5)	6,000	—
Other (income) expense, net (7)	21	(307)
Provision (benefit) for income taxes (6)	15,554	(6,919)
Adjusted EBITDA	$51,866	$25,054

	Year Ended December 31,
	2018	2017
GAAP net income	$241	$25,426
Stock-based compensation expense (1)	12,289	9,694
Acquisition costs (2)	76	621
Restructuring charge (3)	1,865	—
Amortization of intangible assets (4)	2,091	1,040
Change in fair value of earnout liability (5)	12,300	—
Provision (benefit) for income taxes (6)	(6,220)	(4,628)
Non-GAAP net income	$22,642	$32,153

GAAP net income per diluted share	$0.01	$1.33
Stock-based compensation expense (1)	0.60	0.51
Acquisition costs (2)	—	0.03
Restructuring charge (3)	0.09	—
Amortization of intangible assets (4)	0.10	0.05
Change in fair value of earnout liability (5)	0.60	—
Provision for income taxes (6)	(0.29)	(0.24)
Non-GAAP net income per diluted share	$1.11	$1.69

GAAP net income	$241	$25,426
Stock-based compensation expense (1)	12,289	9,694
Depreciation and amortization (8)	2,479	2,837
Acquisition costs (2)	76	621
Restructuring charge (3)	1,865	—
Amortization of intangible assets (4)	2,091	1,040
Change in fair value of earnout liability (5)	12,300	—
Other income, net (7)	(755)	(1,182)
Provision (benefit) for income taxes (6)	3,065	(33,696)
Adjusted EBITDA	$33,651	$4,740

Explanation of adjustments

(1)	Non-GAAP net income, Non-GAAP net income per diluted share and Adjusted EBITDA exclude the effect of expensing stock-based compensation related to stock options and restricted stock units.
(2)	Non-GAAP net income, Non-GAAP net income per diluted share and Adjusted EBITDA exclude costs related to the acquisition of GoMedigap, which was completed in January 2018.
(3)	Non-GAAP net income, Non-GAAP net income per diluted share and Adjusted EBITDA exclude restructuring charge.
(4)	Non-GAAP net income, Non-GAAP net income per diluted share and Adjusted EBITDA exclude amortization of intangible assets.
(5)
Non-GAAP net income, Non-GAAP net income per diluted share and Adjusted EBITDA exclude the change in fair value of earnout liability related to the acquisition of GoMedigap, which was completed in January 2018.

(6)	Non-GAAP net income, Non-GAAP net income per diluted share and Adjusted EBITDA exclude provision (benefit) for income taxes.
(7)	Adjusted EBITDA excludes other income, net.
(8)	Adjusted EBITDA excludes depreciation and amortization expense.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
COMMISSION REVENUE BY PRODUCT
(In thousands, unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2018	2017	Percent Change	2018	2017	Percent Change
Medicare
Medicare Advantage	$85,797	$52,143	65%	$143,445	$107,567	33%
Medicare Supplement	12,860	5,193	148%	31,166	15,436	102%
Medicare Part D	11,730	7,527	56%	14,609	11,085	32%
Total Medicare	110,387	64,863	70%	189,220	134,088	41%

Individual and Family (1)
Non-Qualified Health Plans	3,084	2,598	19%	6,470	10,024	(35)%
Qualified Health Plans	783	966	(19)%	5,789	7,055	(18)%
Total Individual and Family	3,867	3,564	9%	12,259	17,079	(28)%

Ancillary
Short-term	1,340	1,223	10%	5,583	5,503	1%
Dental	1,106	1,254	(12)%	2,717	5,062	(46)%
Vision	610	470	30%	1,467	1,607	(9)%
Other	1,282	1,307	(2)%	4,941	3,877	27%
Total Ancillary	4,338	4,254	2%	14,708	16,049	(8)%

Small Business	2,768	2,539	9%	8,595	7,501	15%

Commission Bonus	884	836	6%	2,429	2,166	12%

Total Commission Revenue	$122,244	$76,056	61%	$227,211	$176,883	28%

(1)
We define our Individual and Family Plan offerings as major medical individual and family health insurance plans, which does not include Medicare-related, small business or ancillary plans. Individual and family health insurance plans include both Qualified and Non-Qualified plans. Qualified health plans are individual and family health insurance plans that meet the requirements of the Affordable Care Act and are offered through the government-run health insurance exchange in the relevant jurisdiction. Non-Qualified health plans are individual and family health insurance plans that meet the requirements of the Affordable Care Act and are not offered through the exchange in the relevant jurisdiction. Individuals who purchase Non-Qualified health plans cannot receive a subsidy in connection with the purchase of those plans.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
SUBMITTED APPLICATIONS
(Unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2018	2017	Percent Change	2018	2017	Percent Change
Medicare (1)
Medicare Advantage	90,693	60,109	51%	159,753	125,989	27%
Medicare Supplement	18,072	8,126	122%	40,252	21,401	88%
Medicare Part D	53,451	30,591	75%	64,898	42,805	52%
Total Medicare	162,216	98,826	64%	264,903	190,195	39%

Individual and Family (2)
Non-Qualified Health Plans	12,161	17,871	(32)%	18,580	40,274	(54)%
Qualified Health Plans	6,959	16,994	(59)%	11,118	27,154	(59)%
Total Individual and Family	19,120	34,865	(45)%	29,698	67,428	(56)%

Ancillary (3)
Short-term	26,969	20,219	33%	102,608	93,445	10%
Dental	14,645	15,817	(7)%	46,073	70,452	(35)%
Vision	8,288	7,470	11%	22,399	29,468	(24)%
Other	9,656	15,531	(38)%	42,415	34,788	22%
Total Ancillary	59,558	59,037	1%	213,495	228,153	(6)%

Small Business (4)	3,458	2,777	25%	8,693	6,458	35%

Total Submitted Applications	244,352	195,505	25%	516,789	492,234	5%

Submitted Applications

Applications are counted as submitted when the applicant completes the application and either clicks the submit button on our website or provides verbal authorization to submit the application. The applicant may have additional actions to take before the application will be reviewed by the insurance carrier, such as providing additional information. In addition, an applicant may submit more than one application.

(1)
Medicare-related health insurance applications submitted on our website or through our customer care center during the period, including Medicare Advantage, Medicare Part D prescription drug and Medicare Supplement plans.

(2)
Major medical Individual and Family plan ("IFP") health insurance applications submitted on our website during the period. An applicant may submit more than one application. We define our IFP offerings as major medical individual and family health insurance plans, which does not include Medicare-related, small business or ancillary plans.

(3)	Ancillary Plans consists primarily of short-term, dental and vision insurance plans submitted on our website during the period.
(4)
Applications for small business health insurance applications are counted as submitted when the applicant completes the application, the employees complete their applications, the applicant submits the application to us and we submit the application to the carrier.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
APPROVED MEMBERS
(Unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2018	2017	Percent Change	2018	2017	Percent Change
Medicare
Medicare Advantage	83,376	55,125	51%	148,478	118,055	26%
Medicare Supplement	12,170	5,064	140%	29,837	15,992	87%
Medicare Part D	50,143	29,058	73%	61,373	41,618	47%
Total Medicare	145,689	89,247	63%	239,688	175,665	36%

Individual and Family
Non-Qualified Health Plans	11,360	17,398	(35)%	23,075	50,111	(54)%
Qualified Health Plans	3,092	6,986	(56)%	19,575	28,442	(31)%
Total Individual and Family	14,452	24,384	(41)%	42,650	78,553	(46)%

Ancillary
Short-term	28,163	21,269	32%	107,846	85,106	27%
Dental	14,623	13,871	5%	47,343	67,924	(30)%
Vision	9,060	7,820	16%	24,638	31,360	(21)%
Other	8,053	8,980	(10)%	33,500	26,485	26%
Total Ancillaries	59,899	51,940	15%	213,327	210,875	1%

Small Business	7,537	6,502	16%	19,550	15,302	28%

Total Approved Members	227,577	172,073	32%	515,215	480,395	7%

Approved Members
Approved Members represents the number of individuals on submitted applications that were approved by the relevant insurance carrier for the identified product during the relevant period. Approved members may not pay for their plan and become paying members.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
ESTIMATED MEMBERSHIP
(Unaudited)

	As of
	December 31,
	2018	2017	Percent Change
Medicare (1)
Medicare Advantage	276,357	236,857	17%
Medicare Supplement	70,426	33,635	109%
Medicare Part D	139,907	114,362	22%
Total Medicare	486,690	384,854	26%

Individual and Family (2)	151,904	224,396	(32)%

Ancillary (3)
Short-term	24,192	16,771	44%
Dental	138,916	170,078	(18)%
Vision	73,987	80,738	(8)%
Other	38,136	28,356	34%
Total Ancillaries	275,231	295,943	(7)%

Small Business (4)	39,101	31,702	23%

Total Estimated Membership	952,926	936,895	2%

Estimated Membership
Estimated membership represents the estimated number of members active as of the date indicated based on the number of members for whom we have received or applied a commission payment during the month of estimation.

(1)
For Medicare-related health insurance plans, we take the sum of (i) the number of members for whom we have received or applied a commission payment for a month that is up to two months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy from the same month of the previous year and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. Estimated number of members active on Medicare-related health insurance as of the date indicated based on the number of members for whom we have received or applied a commission payment during the month of estimation.

(2)
To estimate the number of members on Individual and Family health insurance plans, we take the sum of (i) the number of IFP members for whom we have received or applied a commission payment for a month that is up to six months prior to the date of estimation after reducing that number using historical experience for assumed member cancellations over the period being estimated; and (ii) the number of approved members over that period (after reducing that number by the percentage of members who do not accept their approved policy from the same month of the previous year for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. For IFP health insurance plans, a member who purchases and is active on multiple standalone insurance plans will be counted as a member more than once. For example, a member who is active on both an individual and family health insurance plan and a standalone dental plan will be counted as two continuing members.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
ESTIMATED MEMBERSHIP (Continued)
(Unaudited)

(3)
For ancillary health insurance plans (such as short-term, dental and vision insurance), we take the sum of (i) the number of members for whom we have received or applied a commission payment for a month that is up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy from the same month of the previous year and for estimated member cancellations through the date of the estimate). To the extent we determine we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. The one to three-month period varies by insurance product and is largely dependent upon the timeliness of commission payments and related reporting from the related carriers.

(4)
For small business health insurance plans, we estimate the number of members using the number of initial members at the time the group is approved, and we update this number for changes in membership if such changes are reported to us by the group or carrier in the period it is reported. However, groups generally notify the carrier directly of policy cancellations and increases or decreases in group size without informing us. Health insurance carriers often do not communicate policy cancellation information or group size changes to us. We often are made aware of policy cancellations and group size changes at the time of annual renewal and update our membership statistics accordingly in the period they are reported.

Health insurance carriers bill and collect insurance premiums paid by our members. The carriers do not report to us the number of members that we have as of a given date. The majority of our members who terminate their policies do so by discontinuing their premium payments to the carrier and do not inform us of the cancellation. Also, some of our members pay their premiums less frequently than monthly. Given the number of months required to observe non-payment of commissions in order to confirm cancellations, we estimate the number of members who are active on insurance policies as of a specified date.
After we have estimated membership for a period, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our historical membership in the membership estimate for the current period. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next. As a result of the delay we experience in receiving information about our membership, it is difficult for us to determine with any certainty the impact of current conditions on our membership retention. Health care reform and its impacts as well as other factors could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
CONSTRAINED LIFETIME VALUE OF
COMMISSIONS PER APPROVED MEMBER
(Unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2018	2017	Percentage Change	2018	2017	Percentage Change
Medicare
Medicare Advantage (1)	$1,029	$932	10%	$964	$903	7%

Medicare Supplement (1)	$1,058	$1,024	3%	$1,047	$965	8%
Medicare Part D (1)	$235	$259	(9)%	$243	$266	(9)%

Individual and Family
Non-Qualified Health Plans (1)	$167	$139	20%	$151	$136	11%
Qualified Health Plans (1)	$198	$133	49%	$141	$131	8%

Ancillary
Short-term (1)	$52	$58	(10)%	$56	$65	(14)%
Dental (1)	$72	$82	(12)%	$77	$68	13%
Vision (1)	$66	$60	10%	$55	$51	8%

Small Business (2)	$165	$173	(5)%	$168	$169	(1)%

Constrained Lifetime Value of Commissions Per Approved Member

(1)
Constrained lifetime value (“LTV”) of commissions per approved member represents commissions estimated to be collected over the estimated life of an approved member’s policy after applying constraints in accordance with our revenue recognition policy. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, expected policy churn and applied constraints. These factors may result in varying values from period to period.

(2)
For Small Business, the amount represents the estimated commissions we expect to collect from the plan over the following 12-months. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, expected policy churn and applied constraints. These factors may result in varying values from period to period.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
CONSTRAINTS ON LIFETIME VALUE
OF COMMISSIONS PER APPROVED MEMBER
(Unaudited)

	Three Months and Year Ended
	December 31,
	2018	2017
Medicare
Medicare Advantage	7%	7%
Medicare Supplement	5%	5%
Medicare Part D	5%	5%

Individual and Family
Non-Qualified Health Plans	15%	15%
Qualified Health Plans	20%	20%

Ancillary	10%	10%

Small Business	—%	—%

Constraints on Lifetime Value of Commissions Per Approved Member
Constraints are applied to derive the constrained lifetime value ("LTV") of commissions per approved member for revenue recognition in accordance with our revenue recognition policy. The constraints are applied to help ensure that commissions estimated to be collected over the estimated life of an approved member’s plan are recognized as revenue only to the extent that is it probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with future commissions receivable from the plan is subsequently resolved. We evaluate constraints on an annual basis for factors affecting our estimate of LTV of commissions per approved member and apply management judgment to determine the constraints based on current trends impacting our business.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
EXPENSE METRICS PER APPROVED MEMBER
(Unaudited)

	Three Months Ended
	December 31,
	2018	2017	Percent Change
Variable marketing cost per approved member
Medicare variable marketing cost per approved Medicare Advantage ("MA")-equivalent member (1)	$275	$254	8%
Individual and Family Plan ("IFP") variable marketing cost per approved IFP-equivalent member (2)	$77	$94	(18)%

Customer care and enrollment ("CC&E") expense per approved member
Medicare CC&E expense per approved MA-equivalent member (3)	$226	$242	(7)%
IFP CC&E expense per approved IFP-equivalent member (4)	$46	$66	(30)%

Expense Metrics Per Approved Member

(1)
Variable marketing cost per approved MA-equivalent member represents direct costs incurred in member acquisition for Medicare Advantage, Medicare Supplement and Medicare Part D plans from our direct, marketing partner and online advertising channels divided by MA-equivalent approved members in a given period. MA-equivalent members is a derived metric and is equal to the sum of Medicare Part D approved members divided by 4, the number of Medicare Advantage approved members and the number of Medicare Supplement approved members in the given period.

(2)
Variable marketing cost per approved IFP-equivalent member represents direct costs incurred in member acquisition for IFP plans from our direct, marketing partner and online advertising channels divided by IFP-equivalent approved members in a given period. IFP-equivalent approved members is a derived metric and is equal to the sum of the number of short-term approved members divided by 3 and the IFP approved members in the given period.

(3)
Medicare CC&E expense per approved MA-equivalent member is equal to the CC&E expense of our Medicare business included in our operating costs and reported in our condensed consolidated statements of operations divided by MA-equivalent approved members in a given period. MA-equivalent approved members is a derived metric and is equal to the sum of Medicare Part D approved members divided by 4, the number of Medicare Advantage approved members and the number of Medicare Supplement approved members in the given period.

(4)
IFP CC&E expense per approved IFP-equivalent member is equal to the CC&E expense of our IFP business included in our operating costs and reported in our condensed consolidated statement of operations divided by IFP-equivalent approved members in a given period. IFP-equivalent approved members is a derived metric and is equal to the sum of the number of short-term approved members divided by 3 and the IFP approved members in the given period.

	Year Ended
	December 31,
	2018	2017	Percent Change
Variable marketing cost per approved member
Medicare variable marketing cost per approved Medicare Advantage ("MA")-equivalent member (1)	$297	$337	(12)%
Individual and Family Plan ("IFP") variable marketing cost per approved IFP-equivalent member (2)	$59	$50	18%

Customer care and enrollment ("CC&E") expense per approved member
Medicare CC&E expense per approved MA-equivalent member (3)	$315	$330	(5)%
IFP CC&E expense per approved IFP-equivalent member (4)	$61	$74	(18)%

Expense Metrics Per Approved Member

(1)
Variable marketing cost per approved MA-equivalent member represents direct costs incurred in member acquisition for Medicare Advantage, Medicare Supplement and Medicare Part D plans from our direct, marketing partner and online advertising channels divided by MA-equivalent approved members in a given period. MA-equivalent members is a derived metric and is equal to the sum of Medicare Part D approved members divided by 4, the number of Medicare Advantage approved members and the number of Medicare Supplement approved members in the given period.

(2)
Variable marketing cost per approved IFP-equivalent member represents direct costs incurred in member acquisition for IFP plans from our direct, marketing partner and online advertising channels divided by IFP-equivalent approved members in a given period. IFP-equivalent approved members is a derived metric and is equal to the sum of the number of short-term approved members divided by 3 and the IFP approved members in the given period.

(3)
Medicare CC&E expense per approved MA-equivalent member is equal to the CC&E expense of our Medicare business included in our operating costs and reported in our condensed consolidated statements of operations divided by MA-equivalent approved members in a given period. MA-equivalent approved members is a derived metric and is equal to the sum of Medicare Part D approved members divided by 4, the number of Medicare Advantage approved members and the number of Medicare Supplement approved members in the given period.

(4)
IFP CC&E expense per approved IFP-equivalent member is equal to the CC&E expense of our IFP business included in our operating costs and reported in our condensed consolidated statement of operations divided by IFP-equivalent approved members in a given period. IFP-equivalent approved members is a derived metric and is equal to the sum of the number of short-term approved members divided by 3 and the IFP approved members in the given period.

EHEALTH, INC. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GUIDANCE
(In millions, except per share amounts, unaudited)

	Year Ending December 31, 2019
	Low	High
GAAP net income	$16.3	$21.3
Stock-based compensation expense	14.9	13.4
Restructuring charge	—	—
Amortization / impairment of intangible assets	3.1	2.1
Change in fair value of earnout liability	—	—
Provision (benefit) for income taxes	(3.9)	(3.4)
Non-GAAP net income (1)	$30.4	$33.4

GAAP net income per diluted share	$0.60	$0.79
Stock-based compensation expense	0.55	0.50
Restructuring charge	—	—
Amortization / impairment of intangible assets	0.11	0.08
Change in fair value of earnout liability	—	—
Provision for income taxes	(0.15)	(0.12)
Non-GAAP net income per diluted share (2)	$1.11	$1.25

GAAP net income	$16.3	$21.3
Stock-based compensation expense	14.9	13.4
Depreciation and amortization	3.5	3.0
Restructuring charge	—	—
Amortization / impairment of intangible assets	3.1	2.1
Change in fair value of earnout liability	—	—
Other income, net	1.2	1.2
Provision (benefit) for income taxes	6.0	9.0
Adjusted EBITDA (3)	$45.0	$50.0

Explanation of Adjustments:

(1)
Non-GAAP net income per share is calculated by adding stock-based compensation, restructuring charges, amortization of intangible assets, other income (expense), net and provision for income taxes to GAAP net income.

(2)	Non-GAAP net income per share is calculated by excluding stock-based compensation expense, restructuring charges and intangible asset amortization expense to GAAP net income.
(3)
Adjusted EBITDA is calculated by adding stock-based compensation, depreciation and amortization expense, restructuring charges, amortization of intangible assets, change in fair value of earnout liability, other income (expense) and provision for income taxes to GAAP net income.